Exhibit 99.1

Travelzoo 590 Madison Avenue 35th Floor New York, NY 10022 Investor Relations: ir@travelzoo.com

FOR IMMEDIATE RELEASE

Travelzoo Reports Fourth Quarter 2022 Results

NEW YORK, March 22, 2023 — Travelzoo® (NASDAQ: TZOO):

•Revenue of $18.6 million, up 36% year-over-year
•In constant currencies, revenue was $19.4 million, up 42% year-over-year
•Non-GAAP consolidated operating profit of $4.8 million
•Earnings per share (EPS) of $0.20

Travelzoo, a global Internet media company that provides exclusive offers and experiences for members, today announced financial results for the fourth quarter ended December 31, 2022. Consolidated revenue was $18.6 million, up 36% from $13.7 million year-over-year. In constant currencies, revenue was $19.4 million. Travelzoo's reported revenue consists of advertising revenues and commissions, derived from and generated in connection with purchases made by Travelzoo members.

The reported net income attributable to Travelzoo from continuing operations was $2.5 million for Q4 2022. At the consolidated level, including minority interests, the reported net income from continuing operations was $2.5 million. EPS from continuing operations was $0.20 compared to EPS of ($0.27) in the prior-year period.

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Non-GAAP operating profit was $4.8 million. The calculation of non-GAAP operating profit excludes impairment of intangible assets ($200,000), amortization of intangibles ($453,000), stock option expenses ($348,000) and severance-related expenses ($200,000). GAAP operating profit was $3.6 million. See section “Non-GAAP Financial Measures” below.

“Revenue growth accelerated in both North America and in Europe, leading to much stronger earnings," said Holger Bartel, Travelzoo's Global CEO. "As the recovery from the pandemic continues, we will leverage Travelzoo's global reach and trusted brand to further improve earnings in future periods.

“With more than 30 million members, 7 million mobile app users, and 4 million social media followers, Travelzoo is loved by travel enthusiasts who are affluent, active, and open to new experiences..”

Cash Position
As of December 31, 2022, consolidated cash, cash equivalents and restricted cash were $19.4 million. Net cash used in operations was $2.3 million for the three months ended December 31, 2022. Cash was used primarily in connection with a decrease of merchant payables by $6.3 million.

Reserve
Reported revenues include a reserve of $1.3 million related to commissions to be earned from vouchers sold. The reserve is booked as contra revenue.

Travelzoo North America
North America business segment revenue increased 53% year-over-year to $13.1 million. Operating profit for Q4 2022 was $3.7 million, or 29% of revenue, compared to an operating loss of $2.1 million in the prior-year period.

Travelzoo Europe
Europe business segment revenue increased 9% year-over-year to $4.7 million. At constant currencies, Europe business segment revenue increased 23% year-over-year. Operating profit for Q4 2022 was $42,000, compared to an operating loss of $1.7 million in the prior-year period.

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Jack’s Flight Club
On January 13, 2020, Travelzoo acquired 60% of Jack’s Flight Club, a membership subscription service. Jack’s Flight Club revenue increased 6% year-over-year to $855,000. During Q4 2022, premium subscribers increased 27%. Revenue from increases in subscribers is reported with a lag because we recognize revenue from subscriptions monthly pro rata over the subscription period (quarterly, semi-annually, annually). Non-GAAP operating profit for Q4 2022 was $220,000, compared to a non-GAAP operating profit of $292,000 in the prior-year period. After consolidation with Travelzoo, Jack’s Flight Club's net loss was $102,000, with $61,000 attributable to Travelzoo as a result of recording $200,000 of intangible assets impairment and $216,000 of amortization of intangible assets related to the acquisition.

Licensing
In June 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Japan for the exclusive use of Travelzoo’s brand, business model, and members in Japan. In August of 2020, Travelzoo entered into a royalty-bearing licensing agreement with a local licensee in Australia for the exclusive use of Travelzoo’s brand, business models, and members in Australia, New Zealand, and Singapore. Under these arrangements, Travelzoo’s existing members in Australia, Japan, New Zealand, and Singapore will continue to be owned by Travelzoo as the licensor. Licensing revenue is booked with a lag of one quarter. Travelzoo recorded $7,000 in licensing revenue from the licensee in Australia, New Zealand, and Singapore in Q4 2022. Licensing revenue is expected to increase going forward.

Members and Subscribers
As of December 31, 2022, we had 30.4 million members worldwide. In North America, the unduplicated number of Travelzoo members was 16.3 million as of December 31, 2022, down 4% from December 31, 2021. In Europe, the unduplicated number of Travelzoo members was 9.0 million as of December 31, 2022, up 8% from December 31, 2021. Jack’s Flight Club had 1.9 million subscribers as of December 31, 2022, up 8% from December 31, 2021.

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Discontinued Operations
As announced in a press release on March 10, 2020, Travelzoo decided to exit its Asia Pacific business and operate it as a licensing business going forward. Consequently, the Asia Pacific business has been classified as discontinued operations since March 31, 2020. Prior periods have been reclassified to conform with the current presentation. Certain reclassifications have been made for current and prior periods between the continued operations and the discontinued operations in accordance with U.S. GAAP.
Income Taxes
Income tax expense was $1.1 million in Q4 2022, compared to an income tax benefit of $333,000 in the prior-year period.

Non-GAAP Financial Measures
Management calculates non-GAAP operating income when evaluating the financial performance of the business. Travelzoo’s calculation of non-GAAP operating income, also called “non-GAAP operating profit” in this press release and today’s earnings conference call, excludes the following items: impairment of intangibles, amortization of intangibles, stock option expenses, and severance-related expenses. This press release includes a table which reconciles GAAP operating income to the calculation of non-GAAP operating income. Non-GAAP operating income is not required by, or presented in accordance with, generally accepted accounting principles in the United States of America ("GAAP"). This information should be considered as supplemental in nature and should not be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies.

Looking Ahead
For Q1 2023, we currently expect higher revenue and profitability. During the pandemic, we have been able to lower our fixed costs. We believe we can keep our fixed costs relatively low in the foreseeable future.

Conference Call
Travelzoo will host a conference call to discuss fourth quarter 2022 results today at 11:30 a.m. ET. Please visit http://ir.travelzoo.com/events-presentations to
•download the management presentation (PDF format) to be discussed in the conference call
•access the webcast.
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About Travelzoo
Travelzoo® provides its 30 million members with exclusive offers and one-of-a-kind experiences personally reviewed by our deal experts around the globe. We have our finger on the pulse of outstanding travel, entertainment, and lifestyle experiences. We work in partnership with more than 5,000 top travel suppliers—our long-standing relationships give Travelzoo members access to irresistible deals.

Certain statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. These forward-looking statements may include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements contained in this press release that are not historical facts. When used in this press release, the words “expect”, “predict”, “project”, “anticipate”, “believe”, “estimate”, “intend”, “plan”, “seek” and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including changes in our plans, objectives, expectations, prospects and intentions and other factors discussed in our filings with the SEC. We cannot guarantee any future levels of activity, performance or achievements. Travelzoo undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.
Travelzoo, Top 20, and Jack's Flight Club are registered trademarks of Travelzoo.

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Travelzoo
Condensed Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share amounts)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues	$18,608	$13,661	$70,599	$62,712
Cost of revenues	2,684	2,856	10,003	11,388
Gross profit	15,924	10,805	60,596	51,324
Operating expenses:
Sales and marketing	7,499	8,455	33,072	30,294
Product development	673	538	2,064	2,590
General and administrative	4,168	5,573	17,903	19,753
Total operating expenses	12,340	14,566	53,039	52,637
Operating income (loss)	3,584	(3,761)	7,557	(1,313)
Other income (loss), net	(53)	144	2,401	4,006
Income (loss) from continuing operations before income taxes	3,531	(3,617)	9,958	2,693
Income tax expense (benefit)	1,057	(333)	3,270	1,778
Income (loss) from continuing operations	2,474	(3,284)	6,688	915
Loss from discontinued operations, net of tax	(63)	(8)	(59)	(13)
Net income (loss)	2,411	(3,292)	6,629	902
Net loss attributable to non-controlling interest	(41)	(8)	(5)	(9)
Net income (loss) attributable to Travelzoo	$2,452	$(3,284)	$6,634	$911

Net income (loss) attributable to Travelzoo—continuing operations	$2,515	$(3,276)	$6,693	$924
Net loss attributable to Travelzoo—discontinued operations	$(63)	$(8)	$(59)	$(13)

Income (loss) per share—basic
Continuing operations	$0.20	$(0.27)	$0.54	$0.08
Discontinued operations	$—	$—	$—	$—
Net income (loss) per share—basic	$0.20	$(0.27)	$0.54	$0.08

Income (loss) per share—diluted
Continuing operations	$0.20	$(0.27)	$0.53	$0.07
Discontinued operations	$—	$—	$—	$—
Net income (loss) per share—diluted	$0.20	$(0.27)	$0.53	$0.07
Shares used in per share calculation from continuing operations—basic	12,425	12,050	12,372	11,646
Shares used in per share calculation from discontinued operations—basic	12,425	12,050	12,372	11,646
Shares used in per share calculation from continuing operations—diluted	12,487	12,050	12,561	12,991
Shares used in per share calculation from discontinued operations—diluted	12,425	12,050	12,372	11,646
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Travelzoo
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	December 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$18,693	$43,815
Accounts receivable, net	13,820	14,871
Prepaid income taxes	1,778	3,325
Prepaid expenses and other	1,289	1,891
Prepaid expenses—related party	—	1,150
Assets from discontinued operations	11	71
Total current assets	35,591	65,123
Deposits and other	5,094	6,784
Deferred tax assets	3,222	3,949
Restricted cash	675	1,142
Operating lease right-of-use assets	7,440	7,700
Property and equipment, net	657	659
Intangible assets, net	3,651	3,426
Goodwill	10,944	10,944
Total assets	$67,274	$99,727
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$4,271	$3,411
Merchant payables	32,574	68,678
Accrued expenses and other	5,049	10,212
Deferred revenue	2,216	1,733
Operating lease liabilities	2,972	3,180
Income tax payable	—	185
Liabilities from discontinued operations	452	485
Total current liabilities	47,534	87,884
Long-term operating lease liabilities	8,326	9,111
Other long-term liabilities	2,563	2,364
Total liabilities	58,423	99,359
Non-controlling interest	4,595	4,600
Common stock	165	126
Treasury stock (at cost)	(7,130)	(5,488)
Additional paid-in capital	23,274	4,415
Tax indemnification	(9,537)	—
Note receivable from shareholder	(4,753)	—
Retained earnings	7,142	508
Accumulated other comprehensive loss	(4,905)	(3,793)
Total stockholders’ equity (deficit)	4,256	(4,232)
Total liabilities and stockholders’ equity (deficit)	$67,274	$99,727
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Travelzoo
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2022	2021	2022	2021
Cash flows from operating activities:
Net income (loss)	$2,411	$(3,292)	$6,629	$902
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	537	412	2,189	1,820
Stock-based compensation	349	960	1,805	3,748
Deferred income tax	73	(260)	774	813
Loss on long-lived assets	9	—	47	—
Impairment of intangible assets	200	—	200	—
Gain on sale of equity investment in WeGo	—	—	(196)	—
Gain on PPP notes payable forgiveness	—	—	—	(3,588)
Net foreign currency effects	198	(73)	232	(373)
Provision for (reversal of) reserves on accounts receivable and other reserves	(965)	2,150	(4,367)	425
Changes in operating assets and liabilities:
Accounts receivable	(1,223)	(5,887)	1,317	(9,735)
Prepaid income taxes	1,098	(451)	1,452	(2,458)
Prepaid expenses and other	1,586	1,381	1,627	(8,092)
Accounts payable	500	(8,335)	902	(3,311)
Merchant payables	(6,334)	(4,307)	(35,228)	12,179
Accrued expenses and other	(649)	773	(496)	321
Income tax payable	24	125	(162)	(138)
Other liabilities	(86)	(562)	154	(596)
Net cash used in operating activities	(2,272)	(17,366)	(23,121)	(8,083)
Cash flows from investing activities:
Purchases of intangible assets	—	—	(1,049)	—
Proceeds from sale of equity investment in WeGo	—	—	196	—
Purchases of property and equipment	(226)	(5)	(462)	(29)
Proceeds from repayment of note receivable	—	133	—	133
Net cash provided by (used in) investing activities	(226)	128	(1,315)	104
Cash flows from financing activities:
Repurchase of common stock	(472)	(3,905)	(1,642)	(5,488)
Payment of promissory notes	—	—	—	(110)
Proceeds from short swing settlement	—	—	46	—
Proceeds from issuance of common stock	1,006	—	1,006	—
Exercise of stock options and taxes paid for net share settlement of equity awards	(13)	(136)	1,872	(5,560)
Net cash provided by (used in) financing activities	521	(4,041)	1,282	(11,158)
Effect of exchange rate on cash, cash equivalents and restricted cash	810	(133)	(2,457)	(259)
Net decrease in cash, cash equivalents and restricted cash	(1,167)	(21,412)	(25,611)	(19,396)
Cash, cash equivalents and restricted cash at beginning of period	20,545	66,401	44,989	64,385
Cash, cash equivalents and restricted cash at end of period	$19,378	$44,989	$19,378	$44,989
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Travelzoo
Segment Information from Continuing Operations
(Unaudited)
(In thousands)

Three months ended December 31, 2022	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$12,928	$4,825	$855	$—	$18,608
Intersegment revenue	162	(162)	—	—	—
Total net revenues	13,090	4,663	855	—	18,608
Operating income (loss)	$3,738	$42	$(196)	$—	$3,584

Three months ended December 31, 2021	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$8,678	$4,180	$803	$—	$13,661
Intersegment revenue	(99)	99	—	—	—
Total net revenues	8,579	4,279	803	—	13,661
Operating income (loss)	$(2,104)	$(1,674)	$17	$—	$(3,761)

Twelve months ended December 31, 2022	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$47,054	$20,068	$3,477	$—	$70,599
Intersegment revenue	613	(613)	—	—	—
Total net revenues	47,667	19,455	3,477	—	70,599
Operating income (loss)	$9,360	$(1,803)	$—	$—	$7,557

Twelve months ended December 31, 2021	Travelzoo North America	Travelzoo Europe	Jack's Flight Club	Elimination	Consolidated
Revenue from unaffiliated customers	$41,683	$17,683	$3,346	$—	$62,712
Intersegment revenue	363	(363)	—	—	—
Total net revenues	42,046	17,320	3,346	—	62,712
Operating income (loss)	$550	$(1,997)	$134	$—	$(1,313)

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Travelzoo
Reconciliation of GAAP to Non-GAAP Information
(Unaudited)
(In thousands)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP operating expense	$12,340	$14,566	$53,039	$52,637
Non-GAAP adjustments:
Impairment of intangibles (A)	200	—	200	—
Amortization of intangibles (B)	453	275	1,771	1,108
Stock option expenses (C)	349	960	1,805	3,748
Severance-related expenses (D)	200	87	336	580
Non-GAAP operating expense	11,138	13,244	48,927	47,201

GAAP operating income (loss)	3,584	(3,761)	7,557	(1,313)
Non-GAAP adjustments (A through D)	1,202	1,322	4,112	5,436
Non-GAAP operating income (loss)	4,786	(2,439)	11,669	4,123

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